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Exhibit 6(b): Bylaws of Companion Life Insurance Company.


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                        Companion Life Insurance Company

                                     Bylaws

                          Adopted at a Special Meeting
                                of Stockholder on
                                November 9, 1971
                                   As Amended
                                     Through
                                December 6, 1999

                Amended March 28, 1973

                Amended March 26, 1975

                Amended June 26, 1975

                Amended August 23, 1976

                Amended March 23, 1977

                Amended March 26, 1980

                Amended November 29, 1984

                Amended June 9, 1986

                Amended June 17, 1987

                Amended March 21, 1991

                Amended December 8, 1993

                Amended August 8, 1997

                Amended December 8, 1998

                Amended December 6, 1999

                                     BYLAWS
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ARTICLE I
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Offices - The principal office of the Corporation shall be located in the City
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of Rye, County of Westchester, State of New York. The Corporation may have such other offices, agencies or branches within or without the State of New York, and in every part of the world, as the Board of Directors may from time to time determine, and may carry on its business wherever it is duly licensed so to do.

ARTICLE II
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Meetings of Stockholders
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Section 1. Annual Meeting. The annual meeting of the Stockholders of the
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Corporation, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation in the State of New York in the month of December, not later than the fourth Wednesday of that month in each and every year, or, if a legal holiday, then on the next succeeding business day. The Chairman of the Board, or in his absence, the President, or in his absence, an Executive Vice President shall preside at any meeting of the stockholders.

Section 2. Notice of Annual Meeting. Written notice of the annual meeting of the
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stockholders shall be signed by the Chairman of the Board or the President, or the Secretary. It shall state the purpose or purposes for which the meeting is called and the time when and the place within the State of New York where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than forty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request. A copy of the notice of the annual meeting for the election of Directors shall be filed in the office of the Superintendent of Insurance of the State of New York at least ten days before the day of such election, in addition to the service thereof, as made in accordance with the provisions of this section.

Section 3. Inspectors of Election. The election of Directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of Director. The inspectors shall be chosen at each meeting of stockholders to serve for that meeting. The inspectors, before entering upon the discharge of their duties, shall be sworn to execute faithfully the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. They shall make a written certificate of the result of the election.

Section 4. Special Meetings. Special meetings of the stockholders for any
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purpose or purposes other than those regulated by statute may be held at the principal office of the Corporation or at any other convenient place in the State of New York. Such special meetings may be called by a majority of the Board of Directors or by the Chairman of the Board or by the President. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.
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Section 5. Notice of Special Meetings. Written notice of a special meeting of
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stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled thereto, in the same manner and within the same time as provided herein for the service of notice of an annual meeting.

Section 6. Quorum: Majority Vote. The presence of the holders of a majority of
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the stock issued and outstanding entitled to vote, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law. If such majority shall not be present or represented, those present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, when any business may be transacted which might have been transacted at the meeting as originally called. A majority vote of the quorum present in person or by proxy at any meeting shall govern all proceedings not herein or by law requiring a different vote.

Section 7. Number of Votes. At all stockholders' meetings, each stockholder
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entitled to vote shall be entitled to one vote for every full share of voting stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting.

ARTICLE III.
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Directors
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Section 1. Board of Directors. The property and business of the Corporation
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shall be managed by a Board of Directors, each of whom shall be at least eighteen years of age, of not fewer than thirteen and not more than seventeen members. At all times, a majority of the Directors shall be citizens and residents of the United States and not less than three thereof shall be residents of this State. Not less than one-third of the Directors shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. At east one such person must be included in any quorum for the transaction of business at any meeting of the Board. Policyholders of the Corporation shall be eligible for election as Directors or Officers, whether or not they are stockholders. The Board of Directors shall have all the powers in the management of the Corporation's affairs which are not inconsistent with law.

However, if the Corporation shall have admitted assets of less than one and one-half billion dollars, the minimum number of the Directors instead shall in no case be less than nine of which at least four must not be officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity.

Section 2. Term. At each annual meeting of stockholders, Directors shall be
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elected to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

Section 3. Election. The Directors shall be elected at each annual meeting of
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the stockholders or at any adjourned meeting thereof, and the number of persons requisite to constitute said Board of Directors receiving a plurality of votes cast at the election shall be directors until the next annual meeting, and until his successor has been elected and qualified. If at any annual meeting less than seventeen Directors are elected, an additional Director or Directors may be elected at a special meeting of the stockholders and said Director or Directors shall serve until the next annual meeting and until his successor has been elected and qualified. No election of Directors shall be valid unless a copy of the Notice of Election shall have been filed in the Office of the Superintendent of Insurance at least ten days before the day of such election.

Section 4. Vacancies. In case of any vacancy in the Board of Directors, through
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death, resignation, or other cause, the remaining Directors, by the affirmative vote of a majority of the Board of Directors, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant, and until the election of a successor. Such successor shall not take office, nor exercise the duties thereof, until ten days after written notice of his election shall have been filed in the Office of the Superintendent of Insurance of the State of New York.

Section 5. Regular Meetings. Regular Meetings of the Board of Directors shall be
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held each year, upon notice, on any day of any month in the first, second, and third quarters of said year, except for the meeting (in the fourth quarter) in December, which shall be held on any day during that month subsequent to the Annual Meeting of Stockholders.

Section 6. Special Meetings. Special Meetings of the Board may be called by the
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Chairman of the Board, or by the President, or by any two Directors on two days'
notice to each Director, either personally, or by mail or wire.

Section 7. Place of Meeting. Directors may hold their meetings in such place or
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places, both within and without the State of New York, as the Board of Directors from time to time may determine.

Section 8. Quorum and Vote. A majority of the Board of Directors shall
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constitute a quorum for the transaction of business at any meeting. An affirmative vote of a majority of the Directors present at any meeting shall govern all proceedings provided at least one Director in the quorum is a person who is not an officer or employee of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who is not a beneficial owner of a controlling interest in the voting stock of the Corporation or any such entity and provided a different vote is not required herein or by law.
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Section 9. Adjournment of Meetings. A majority of the Directors present, whether
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or not a quorum is present, may adjourn any meeting to another time and place.
Notice of any adjournment of a meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

Section 10. Conduct of Meetings. At any meeting of the Board of Directors, the
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Chairman of the Board, or in his absence, the President, or in his absence, any
Director elected by the Directors present thereat, shall preside, and the Secretary, or in his absence, any person appointed by the presiding officer, shall act as Secretary thereof and shall keep a record of the proceedings.


Section 11. Compensation. Directors as such shall not receive any salary for
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their services, but by resolution of the Board, fees and expenses for attending meetings, may be allowed. Officers of the Corporation who are serving as Directors may receive the same fees and payment of expenses when recommended by a Committee of the Board and approved by the Board of Directors. Nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation thereof.

Section 12. Indemnification. The Corporation shall indemnify any person, made,
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or threatened to be made, a party to any action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, which any Director of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

ARTICLE IV
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Standing Committees
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Section 1. The standing committees of the Board of Directors shall consist of an
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Executive Committee, an Investment Committee, an Audit Committee and a Committee
of Planning, Operations and Personnel, the members of which shall be elected by the Board of Directors. No Director shall be a chairman of both the Investment Committee and the Audit

Committee. Members of the respective committees shall be chosen by resolution adopted by a majority of the entire Board. At least one-third of the members of the Executive Committee and the Investment Committee shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The Audit Committee and the Planning, Operations and Personnel Committee shall be comprised solely of Directors who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity.

Section 2. Executive Committee The Executive Committee shall consist of three or
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more Directors and be vested with the power of the Board of Directors during intervals when the Board is not in session, so far as permitted by law and not otherwise prescribed by these Bylaws.

Section 3. Investment Committee. The Investment Committee shall consist of three
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or more Directors and shall exercise general control and supervision of the financial affairs of the Company, including the purchase and sale of securities and the management of the assets of the Company, and shall adopt rules regulating their custody and safekeeping. It may authorize expenditures in connection with the investments of the Company. Every purchase, sale, exchange or conversion of real estate, stock, bonds, or other securities, and the making or purchase of every collateral or mortgage loan or other investment must be authorized or approved by the Investment Committee in accordance with requirements of the Insurance Law of the State of New York. No purchase or sale shall be made without the consent of all the members of the Committee present. The Treasurer, or in his absence, one of his assistants designated by the Investment Committee, shall act as its Secretary.

Section 4. Audit Committee. The Audit Committee shall consist of three or more
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Directors and shall have responsibility for recommending the selection of independent certified public accountants and for reviewing the scope and results of the independent audit and any internal audit.

Section 5. Planning, Operations and Personnel Committee. The Planning,
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Operations and Personnel Committee shall consist of three or more Directors and shall have responsibility for reviewing the Corporation's financial condition, nominating candidates for Director for election by the shareholders, and evaluating the performance of officers deemed to be principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.
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Section 6. Rules for Committees. Each Standing Committee shall elect its own
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Chairman and Secretary and shall hold regular meetings which shall be convened on the call of the President, or of the Executive Vice President, or of the Chairman of the Boards, or of the Chairman of the Committee and shall submit a report to the Board of Directors at its next meeting. All Standing Committees shall keep minutes of their meetings and shall have the power to make Rules and Regulations not inconsistent or in conflict with the Charter and Bylaws concerning the conduct of the business entrusted to them. A quorum shall be a majority of the members of the Committee, provided that a quorum of a Committee consisting of three members shall consist of all three members and provided further that any quorum shall include at least one non-affiliated Director. An affirmative vote of a majority of the Committee members present at any meeting shall govern all proceedings except those proceedings herein or by law requiring a different vote.

Section 7. Meetings by Mail. Where time is of the essence, but not in lieu of a
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regularly scheduled meeting of the Board of Directors or any Committee thereof, any action required or permitted to be taken by a Committee may be taken without a meeting if all Members of the Committee consent in writing to the adoption of a resolution authorizing the action. Any resolution adopted pursuant to this paragraph shall be ratified by the Board at the next regular meeting thereof. If the Board fails to ratify such resolution it shall be of no further force or effect.

Section 8. Compensation. Directors who hereafter serve on the Standing
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Committees of this Corporation shall be paid meeting fees and expenses, if any, for attendance at any committee meeting as shall be established by resolution of the Board. No such fee or allowance shall be paid to a Director who is a salaried employee of the Corporation.

ARTICLE V
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Officers
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Section 1. Officers. The Officers of the Corporation shall be a Chairman of the
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Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may include, at the sole discretion of the Board of Directors, one or more Vice Chairmen of the Board. Policyholders shall be eligible to election as officers, whether or not they be stockholders. Any two or more offices may be held by the same person, except the office of President and Secretary.

Section 2. Election and Term of Officers. The Board of Directors, at the meeting
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immediately following the annual stockholders' meeting, shall elect, by a majority vote of the Directors present: a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall hold office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. The Board of Directors, at the aforesaid meeting, may elect, at their sole discretion, by a majority vote of Directors present, one or more Vice Chairmen of the Board, who shall hold office for one year.

Section 3. Other Officers. The Board may appoint such other officers, agents,
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and employees as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

Section 4. Removal of Officers. Any officer may be removed either with or
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without cause by a vote of a majority of the Board of Directors.

Section 5.  Powers and Duties of Officers.
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         (a) The Chairman of the Board.  The Chairman of the Board shall
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 Stockholder  and the Board of Directors.

         (b) The President. The President shall be the chief executive officer
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and the chief operating officer of the Corporation. He shall have general charge and control of the business and affairs of the Corporation, and shall perform all duties commonly incident to his office and such other duties as the Board may prescribe.

         (c) The Vice Chairman of the Board. There may be one or more Vice
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Chairmen of the Board, who shall have such authority and perform such duties as from time to time shall be prescribed by the Board.

         (d) The Vice President. There shall be one or more Vice Presidents
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appointed by the Board, who shall have such authority and perform such duties as from time to time shall be prescribed by the Board.

         (e) The Secretary. The Secretary shall attend all meetings of the Board
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and of the stockholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall cause to be given notice of all meetings of stockholders and directors and shall perform such other duties as pertain to his office. He shall have charge of the corporate seal.

         (f) The Treasurer. The Treasurer shall have the custody of all the
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corporate fund securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at a regular meeting of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of this Corporation.

Section 6. Vacancies. In the event of a vacancy in any office for any reason
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whatsoever, the Board of Directors at any regular meeting or special meeting may elect any person to fill the balance of the term.

Section 7. Compensation of Officers. The compensation of officers shall be fixed
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by the Board of Directors.

Section 8. Indemnification. The Corporation shall indemnify any person, made, or
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threatened to be made, a party to any action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, which any officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was an officer of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such officer did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

ARTICLE VI
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Expenditures
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No salary, compensation or emolument shall be paid to any officer, trustee, or director of the Corporation, nor shall any salary, compensation or emolument amounting in any year to more than sixty-thousand dollars be paid to any person, firm or corporation, unless such payment be first authorized by the Board of Directors.

ARTICLE VII
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Stock Certificates
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Section 1. Issue and Registration. The certificates of stock of the Corporation
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shall be numbered and registered as they are issued. They shall bear the holder's name and number of shares and shall be signed by the President and the Treasurer or Secretary, and shall bear the corporate seal.

Section 2. Transfers. Transfers of stock shall be made on the books of the
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Corporation by the person named in the certificate or by his attorney lawfully constituted and upon surrender of such certificate. Every such transfer of stock shall be entered on the stock book of the Corporation. The Corporation shall be entitled to treat the holder of record any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.

Section 3.  Closing of Transfer Books.  The transfer books by resolution of the
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Board of Directors, may be closed for a period not exceeding thirty days prior to any meeting of stockholders or the day designated for the payment of a dividend.

ARTICLE VIII
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Dividends
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The Directors may from time to time manifest an intention to declare cash dividends out of any funds of the Corporation available therefor at such times and in such amounts as the Board of Directors may from time to time designate, but no such cash dividends shall be paid to stockholders of the Corporation unless a notice of such intention to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less that thirty days in advance of such proposed declaration, nor if the Superintendent, within thirty days after such filing, gives written notice to the Corporation of his disapproval of such payment.

ARTICLE IX
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Indemnification
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Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, other than an action by or in the right of the Company, by reason of the fact that he is or was a supervisory employee of the Company, shall be and hereby is indemnified, without need of affirmative act on his part, or on the part of the Company's Board of Directors, against all expenses, including attorneys' fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by such employee in connection with such action, suit or proceeding if said employee acted in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The Company shall have the power to make other additional indemnifications that may be authorized by the Articles of Incorporation, or Stockholders Resolutions, or duly enacted Bylaws. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ARTICLE X
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Seal
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

The Seal of the Corporation shall be circular in form and contain the name of the Corporation, the year of its organization, and the words "Corporate Seal, New York."

ARTICLE XI
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Waivers
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The giving of notice to any stockholder or Director, required to be given under these Bylaws or the laws of the State of New York, may be waived by an instrument in writing, signed by the person or persons entitled to said notice, whether before or after the time or event referred to in said notice, which waiver shall be deemed equivalent to such notice.

ARTICLE XII
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Amendments
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These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the number of shares of the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the Stockholders.

ARTICLE XIII
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Construction
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The masculine gender, where appearing in the Bylaws, shall be deemed to included the feminine gender.